Filed Pursuant to Rule 433

Free Writing Prospectus dated February 26, 2024

Relating to Preliminary Prospectus Supplement dated February 26, 2024

Prospectus dated October 22, 2021

Registration No. 333-260437

Honeywell International Inc.

Pricing Term Sheet

4.875% Senior Notes due 2029

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$500,000,000

Coupon:	4.875%

Stated Maturity Date:	September 1, 2029

Benchmark Treasury:	4.000% due January 31, 2029

Benchmark Treasury Price / Yield:	98-18 1⁄4 / 4.325%

Spread to Benchmark Treasury:	+55 bps

Yield to Maturity:	4.875%

Price to Public:	100.000% of the principal amount

Trade Date:	February 26, 2024

Original Issue/Settlement Date:	March 1, 2024 (T+4)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+10 basis points

CUSIP / ISIN:	438516 CQ7 / US438516CQ72

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering:	Earlier today, the Issuer priced €750,000,000 aggregate principal amount of 3.375% Notes due 2030 and €750,000,000 aggregate principal amount of 3.750% Notes due 2036 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates or vice versa.

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-645-3751.

We expect that delivery of the notes will be made to investors on or about March 1, 2024, which will be the fourth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

4.950% Senior Notes due 2031

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$500,000,000

Coupon:	4.950%

Stated Maturity Date:	September 1, 2031

Benchmark Treasury:	4.000% due January 31, 2031

Benchmark Treasury Price / Yield:	98-01+ / 4.329%

Spread to Benchmark Treasury:	+65 bps

Yield to Maturity:	4.979%

Price to Public:	99.820% of the principal amount

Trade Date:	February 26, 2024

Original Issue/Settlement Date:	March 1, 2024 (T+4)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+10 basis points

CUSIP / ISIN:	438516 CR5 / US438516CR55

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering	Earlier today, the Issuer priced €750,000,000 aggregate principal amount of 3.375% Notes due 2030 and €750,000,000 aggregate principal amount of 3.750% Notes due 2036 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates or vice versa.

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-645-3751.

We expect that delivery of the notes will be made to investors on or about March 1, 2024, which will be the fourth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

5.000% Senior Notes due 2035

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$750,000,000

Coupon:	5.000%

Stated Maturity Date:	March 1, 2035

Benchmark Treasury:	4.000% due February 15, 2034

Benchmark Treasury Price / Yield:	97-20 / 4.295%

Spread to Benchmark Treasury:	+75 bps

Yield to Maturity:	5.045%

Price to Public:	99.624% of the principal amount

Trade Date:	February 26, 2024

Original Issue/Settlement Date:	March 1, 2024 (T+4)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+15 basis points

CUSIP / ISIN:	438516 CS3 / US438516CS39

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering:	Earlier today, the Issuer priced €750,000,000 aggregate principal amount of 3.375% Notes due 2030 and €750,000,000 aggregate principal amount of 3.750% Notes due 2036 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates or vice versa.

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-645-3751.

We expect that delivery of the notes will be made to investors on or about March 1, 2024, which will be the fourth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

5.250% Senior Notes due 2054

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$1,750,000,000

Coupon:	5.250%

Stated Maturity Date:	March 1, 2054

Benchmark Treasury:	4.750% due November 15, 2053

Benchmark Treasury Price / Yield:	105-16+ / 4.415%

Spread to Benchmark Treasury:	+85 bps

Yield to Maturity:	5.265%

Price to Public:	99.775% of the principal amount

Trade Date:	February 26, 2024

Original Issue/Settlement Date:	March 1, 2024 (T+4)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+15 basis points

CUSIP / ISIN:	438516 CT1 / US438516CT12

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering:	Earlier today, the Issuer priced €750,000,000 aggregate principal amount of 3.375% Notes due 2030 and €750,000,000 aggregate principal amount of 3.750% Notes due 2036 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates or vice versa.

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-645-3751.

We expect that delivery of the notes will be made to investors on or about March 1, 2024, which will be the fourth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

5.350% Senior Notes due 2064

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$650,000,000

Coupon:	5.350%

Stated Maturity Date:	March 1, 2064

Benchmark Treasury:	4.750% due November 15, 2053

Benchmark Treasury Price / Yield:	105-16+ / 4.415%

Spread to Benchmark Treasury:	+95 bps

Yield to Maturity:	5.365%

Price to Public:	99.754% of the principal amount

Trade Date:	February 26, 2024

Original Issue/Settlement Date:	March 1, 2024 (T+4)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+15 basis points

CUSIP / ISIN:	438516 CU8 / US438516CU84

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering:	Earlier today, the Issuer priced €750,000,000 aggregate principal amount of 3.375% Notes due 2030 and €750,000,000 aggregate principal amount of 3.750% Notes due 2036 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates or vice versa.

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-645-3751.

We expect that delivery of the notes will be made to investors on or about March 1, 2024, which will be the fourth business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.